                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              COSTAR GROUP, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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


                                 [COSTAR LOGO]

                                                                     May 1, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of CoStar Group, Inc., to be held at 10:00 a.m. on Wednesday, June 21, 2000 at 2 Bethesda Metro Center, Bethesda, Maryland 20814.

     At the Annual Meeting, you will be asked to elect six directors, to ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for 2000 and to approve amendments to the CoStar Group, Inc. 1998 Stock Incentive Plan. The accompanying Notice of 2000 Annual Meeting of Stockholders and Proxy Statement describe these matters.

     The Board of Directors unanimously recommends that stockholders vote in favor of each of these proposals.

     Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card.

                                          Sincerely,

                                          /s/ Andrew C. Florance
                                          ANDREW C. FLORANCE
                                          President and Chief Executive Officer

                               COSTAR GROUP, INC.

                                  MAY 1, 2000

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, JUNE 21, 2000

     The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of CoStar Group, Inc. ("we" or the "Company") will be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 10:00 a.m. on Wednesday, June 21, 2000, for the following purposes:

     1. To elect six directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified;

     2. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for 2000;

     3. To approve amendments to the CoStar Group, Inc. 1998 Stock Incentive Plan; and

     4. To transact any other business properly presented before the Annual Meeting.

     The Board of Directors has fixed Monday, April 24, 2000 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting (or any adjournment or postponement of it). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting.

     WE INVITE YOU TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                                          By Order of the Board of Directors

                                          /s/ Carla J. Garrett
                                          CARLA J. GARRETT
                                          Secretary

                               COSTAR GROUP, INC.

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, JUNE 21, 2000

     The Board of Directors of CoStar Group, Inc. ("we" or the "Company") solicits your proxy for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. on Wednesday, June 21, 2000, at 2 Bethesda Metro Center, Bethesda, Maryland 20814, and at any adjournment or postponement of the Annual Meeting.

     Our headquarters are located at 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. We are mailing this Proxy Statement and the accompanying proxy card to our eligible stockholders on or about May 1, 2000.

                OUTSTANDING SECURITIES, VOTING RIGHTS AND QUORUM

     At the close of business on the record date, Monday, April 24, 2000, we had 15,383,418 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each proposal.

     The presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares as of the record date constitutes a quorum for the meeting. Both abstentions and broker non-votes will be counted as shares present for purposes of obtaining a quorum, but will be disregarded in calculating the total votes on each of the proposals.

     The required vote and the calculation method for each of the matters scheduled for consideration at the Annual Meeting are as follows:

     Item 1 -- Election of Directors. Each outstanding share of common stock is entitled to cast one vote for up to six nominees. The six nominees who receive the most votes will be elected as directors.

     Item 2 -- Ratification of the Appointment of Independent Public Accountants. For stockholders to approve this proposal, the number of votes cast in favor must exceed the number of votes cast against.

     Item 3 -- Approval of Amendments to the CoStar Group, Inc. 1998 Stock Incentive Plan. For stockholders to approve this proposal, the number of votes cast in favor must exceed the number of votes cast against.

                          PROXY VOTING AND REVOCATION

     If you properly execute your proxy card and return it before the Annual
Meeting:

     - Your shares will be voted in accordance with your instructions on the proxy card.

     - For any items for which you do not provide instructions, your shares will be voted "FOR" the item, as recommended by the Board of Directors.

     You may revoke your proxy at any time before it is voted by:

     - delivering to the Corporate Secretary written notice that you are revoking your proxy;

     - submitting a properly-executed proxy bearing a later date; or

     - attending the Annual Meeting and voting in person. (If you are not the owner of record, but rather hold your shares through a broker or bank, you should take appropriate steps to obtain a legal proxy from the owner of record if you wish to vote at the Annual Meeting.)

     If you intend to attend the Annual Meeting, please mark your proxy card accordingly.

                                     ITEM 1

                             ELECTION OF DIRECTORS

     The Board has fixed the number of directors constituting the Board at six. The Board has nominated each of the current directors for re-election. The persons named as proxy holders on the proxy card will vote your shares FOR each of these six nominees unless you instruct otherwise on your proxy card.

     All of our directors will serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any of the nominees should become unable to serve prior to the Annual Meeting, proxies that do not withhold authority to vote for directors may be voted for any other nominee or nominees selected by the Board unless the Board votes to reduce the size of the Board to the actual number of nominees. In no event may proxies be voted for a greater number of persons than the number of nominees named. Information about each of the nominees appears below.

NOMINEES FOR THE BOARD OF DIRECTORS

     Michael R. Klein has been the Chairman of our Board of Directors since he and Mr. Florance founded the Company in 1987. He has been a partner of the law firm Wilmer, Cutler & Pickering since 1974. Mr. Klein serves as a director (and a member of the executive committee) of Perini Corporation, and as a director of SRA International, Inc. and several privately held entities in which he is an investor. Mr. Klein is 58 years old.

     Andrew C. Florance is also one of our founders and has served as our President and as a director since 1987 and as our Chief Executive Officer since 1995. Prior to founding the Company, Mr. Florance held primary responsibility for developing the first generation of software products for Federal Filings, an SEC Form 13-D tracking service, which was later acquired by Dow Jones. Mr. Florance was a co-founder of a commercial real estate information trade association (REI-NEX) and served on its board from 1993 to 1996. He received a B.A. in economics from Princeton University. Mr. Florance is 36 years old.

     David Bonderman is principal of Texas Pacific Group and an indirect general partner of TPG Partners I, L.P. and TPG Partners II, L.P. Mr. Bonderman currently serves on the boards of directors of Continental Airlines, Inc., Bell & Howell Company, Ducati Motor Holding S.p.A., Beringer Wine Estates, Denbury Resources, Inc., Ryanair, P.L.C., Washington Mutual, Inc., Oxford Health Plans, Inc., Magellan Health Services, Inc., SCG Holding Corporation and Paradyne Networks, Inc. Mr. Bonderman serves as a member of the compensation committee of Ducati Motor Holding S.p.A. and of Bell & Howell Company. He has been one of our directors since 1987. Mr. Bonderman is 57 years old.

     Warren H. Haber has been, for more than twenty-five years, Chairman of the Board and Chief Executive of Founders Equity, Inc. and its affiliates, private investment concerns engaged in the business of identifying businesses for acquisition in principal transactions and managing such businesses for their own accounts. Mr. Haber currently serves on the boards of directors of Beverly Glen Medical Systems, American Lifecare, Grand Charter, Ltd. and Warnex Pharma. He has served as one of our directors since 1995. Mr. Haber is 59 years old.

     Josiah O. Low III is a Managing Director of the investment banking firm of Donaldson, Lufkin & Jenrette, where he directs efforts in investment banking and in the equity capital markets. Prior to joining that firm in 1985, Mr. Low worked at Merrill Lynch, Pierce, Fenner & Smith and was a founding Managing Director of the Merrill Lynch Capital Market Group in 1977. He serves on the boards of directors of Centex Development Co., The Musicland Group, and St. Laurent Paperboard Inc. Mr. Low has served on our Board of Directors since 1999. Mr. Low is 60 years old.

     John Simon is a Managing Director of the investment banking firm Allen & Company Incorporated, with which he has been associated for over 20 years. Mr. Simon currently serves on the boards of directors of Women First Healthcare, Neurogen Corporation, and Advanced Technical Products, Inc. Mr. Simon has served on our Board of Directors since 1996. Mr. Simon is 57 years old.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES.

                                     ITEM 2

                        RATIFICATION OF THE APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee recommended, and the Board approved, the appointment of Ernst & Young LLP as independent public accountants for the Company for 2000. The Board would like stockholders to ratify this appointment, even though ratification is not legally necessary. If stockholders do not ratify this appointment, the Board may reconsider such appointment.

     Ernst & Young LLP has served as independent accountants for the Company, its subsidiaries, and its predecessors since 1994. A representative from Ernst & Young LLP will attend the annual meeting, may make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFYING THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                                     ITEM 3

            APPROVAL OF AMENDMENTS TO OUR 1998 STOCK INCENTIVE PLAN

     The Board of Directors has adopted, subject to stockholder approval, amendments to the CoStar Group, Inc. 1998 Stock Incentive Plan (the "Plan"). These amendments include:

     - increasing the number of shares of common stock reserved for issuance under the Plan by 1,550,000 shares; and

     - replacing the formula stock grants for non-employee directors with annual automatic option grants.

     Increase in number of shares. Since our stockholders approved the Plan in June 1998, we have acquired five companies and have grown from approximately 160 to approximately 960 eligible participants under the Plan. To keep pace with this growth and to permit us to continue to grow internally and through acquisitions, the Board of Directors has amended the Plan to increase the number of shares available for issuance under the Plan. This increase is important so we can continue to grant stock options that are essential to attract and retain qualified employees. We have found that stock options are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we operate. Our employees are our most valuable asset and attracting and retaining them is crucial to our business. In addition, stock options allow our key employees to have an interest parallel to the interests of the Company's stockholders.

     Annual automatic option grants. Under the amendments to the Plan, each non-employee director serving on the Board at the first meeting of the Board of Directors immediately following each annual meeting of stockholders would receive an annual automatic grant of options to purchase 1,000 shares of common stock. These options will have an exercise price equal to the fair market value of the common stock on the date of grant, and will vest and become exercisable one year from the date of grant, as long as the non-employee director is still serving on our Board of Directors on such date. This automatic option grant replaces an annual formula grant, under which each non-employee director received fully-vested shares of common stock equal to $15,000, valued as of the date of the annual meeting.

     We believe that the amendment to the automatic director grant feature is in the best interests of stockholders for several reasons. First, the delayed vesting feature requires non-employee directors to continue their service on the board for at least one year before they can exercise the options, whereas under the former provision the non-employee director received actual shares of stock on the date of grant. Second, the exercise price of the options will be set at fair market value so that the non-employee directors will only receive value from the options if the stock price increases, which reinforces a director's incentive for the stock price to rise. Finally, non-employee directors will receive a fixed number of options, rather than an amount of shares based on a fixed dollar value, which more closely aligns the directors' interests with the interests of stockholders.

     We are asking our stockholders to approve the amendments to the Plan so that we can have additional options to offer, attract and retain our key employees, and so that we can continue to grant incentive stock options to our employees and directors and receive a federal income tax deduction for compensation paid under the Plan. Should the amendments not be approved, the original Plan will remain in full force and effect (with the exception of insignificant changes), and any options that the Company has granted or grants above the original 1,450,000 reserved shares shall be options granted outside of the Plan and the director formula grants in the original version of the Plan will remain.

MATERIAL TERMS OF THE PLAN, AS AMENDED

     The following is a summary of the material terms of the Plan. A copy of the Plan is available to any stockholder upon written request.

     Our Board of Directors adopted the Plan before our initial public offering, and our stockholders approved it in June 1998. The purpose of the Plan is to advance the best interests of the Company and its subsidiaries by providing employees, officers and directors with an additional incentive to contribute to the growth and success of the Company by increasing their proprietary interest in the Company. The Plan also provides the Company with an additional tool to attract, reward and retain executives and critical employees and to compensate directors for their time spent serving on the Board. Additionally, the Plan helps to more closely align the interests of key employees with the interests of the Company's stockholders.

     Shares Reserved for Options. We originally reserved 1,450,000 shares of our common stock for issuance under the Plan. Under the amendments to the Plan, there will be an additional 1,550,000 shares reserved for issuance, for a total of 3,000,000 shares available for issuance. If any award granted under the Plan expires, is canceled or terminates for any reason, the shares of common stock available under that award will again be available for the granting of new awards (but will be counted against that calendar year's limit for a given individual).

     Eligible Participants. Each officer, director and employee of the Company and its subsidiaries is eligible to receive awards under the Plan. As of April 1, 2000, we had approximately 960 eligible participants.

     Discretionary Awards. The plan permits three types of discretionary awards: stock grants, incentive stock options within the meaning of Section 422 of the Internal Revenue Code (ISOs) and non-qualified stock options (NSOs). To date, the Administrator has granted only ISOs and NSOs. The exercise price for ISOs and NSOs may not be less than the fair market value of our common stock on the date of grant. However, the exercise price per share for ISOs granted to an individual who on the date of grant owns more than 10% of the voting power of the common stock cannot be less than 110% of the fair market value on the date of grant.

     Automatic Grants. Under the amendments to the Plan, each non-employee director serving on the Board at the first meeting of the Board of Directors immediately following each annual meeting of stockholders would receive an annual automatic grant of options to purchase 1,000 shares of common stock. These options will have an exercise price equal to the fair market value of the common stock on the date of grant, and will vest and become exercisable one year from the date of grant, as long as the non-employee director is still serving on our Board of Directors on such date.

     Administrator. The Compensation Committee of the Board of Directors administers the Plan. Subject to provisions of the Plan, the Administrator may decide:

     - the participants to receive awards;

     - the terms of any awards;

     - the schedule of exercisability or vesting of awards;

     - the time and conditions for expiration of awards; and

     - the form of payment due upon exercise of an award.

     Limitations. The Plan limits grants to any one eligible participant during a calendar year to 400,000 shares. The maximum term of options granted under the Plan is ten years (or five years in the case of an ISO granted to a more than 10% stockholder). In cases of death, termination of employment and disability, unless otherwise provided in the award agreement, vested options will expire (i) twelve months after the participant's death, (ii) ninety days after the participant's employment terminates, or (iii) in the case of disability, the earlier of (A) the first anniversary of termination of employment or (B) thirty days after the participant ceases to have a disability; provided, however, that vested options may not be exercised after the expiration of the maximum ten-year term.

     Effect of a Change of Control. Upon a "change of control" as defined in the Plan, all of our outstanding unexercisable options under the Plan immediately become exercisable. Upon a "substantial corporate change," which includes circumstances that may constitute a "change of control," as well as other types of corporate transactions, the exercisability of all unexercisable options will accelerate unless the Board determines otherwise or unless the options are assumed or substituted by another entity. Exercisable options that are not exercised upon a "substantial corporate change" will be terminated.

     Amendments. The Board may amend, suspend or terminate the Plan at any time, without the consent of the participants or their beneficiaries, provided that an amendment may not deprive any participant or beneficiary of any previously declared grant, modify the terms and conditions of a grant so as to adversely affect a participant without such participant's consent, or terminate or adversely affect any right or obligation under any outstanding grant without the participant's consent.

     Transferability. Unless approved by the Administrator, awards may not be transferred other than by will or by the laws of descent and distribution.

     Termination. Unless terminated sooner by the Board of Directors, the Plan will terminate on May 8, 2008.

     Tax Treatment. An optionee generally will not be taxed when an option is granted under the Plan. When an optionee exercises a NSO, the optionee generally will have compensation equal to the amount by which the then fair market value of the stock exceeds the option exercise price. The Company generally will receive a deduction equal to the amount of compensation income recognized by the optionee. An optionee holding an ISO who complies with the applicable holding periods before disposing of the stock acquired upon exercise of the incentive option will generally qualify for favorable tax treatment, and in such case the Company generally will not receive a tax deduction. An optionee holding an ISO may, however, be subject to an alternative minimum tax when an ISO is exercised. If the optionee holding an ISO fails to comply with the applicable holding periods required by the Internal Revenue Code to obtain favorable tax treatment, the rules applicable to NSOs generally will apply to both the optionee and the Company.

     Share Price. The closing price per share of the common stock on the Nasdaq Stock Market on April 24, 2000 was $26 5/8.

OPTIONS GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

     The following table sets forth the total number of options granted under the Plan to the listed individuals and groups as of April 1, 2000:

                                                              NUMBER OF OPTIONS
                                                                GRANTED AS OF
                NAME OF INDIVIDUAL OR GROUP                     APRIL 1, 2000
                ---------------------------                   -----------------
Andrew C. Florance..........................................       383,104
Frank A. Carchedi...........................................        75,150
David M. Schaffel...........................................        72,120
Fred A. Heitzman III........................................       105,000
Curtis M. Ricketts..........................................        57,120
All executive officers as a group (5 persons)...............       692,494
All directors (other than executive officers) as a group (5
  persons)..................................................         4,000
All employees (other than executive officers) as a group....       838,491

NEW PLAN BENEFITS

     The benefits that will be received in the future under the Plan, as amended, by each participant are not determinable. If the amendments to the Plan are approved, each of our non-employee directors will receive an automatic annual grant of options to purchase 1,000 shares of common stock at an exercise price equal to the fair market value on the date of the grant. See "Director Compensation."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENTS TO THE COSTAR GROUP, INC. 1998 STOCK INCENTIVE PLAN.

                                 OTHER MATTERS

     We do not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, the proxy holders will, unless otherwise specified in the proxy, vote on it as they think best.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS
                   FOR DIRECTORS FOR THE 2001 ANNUAL MEETING

     For a stockholder proposal to be considered for inclusion in the proxy statement for our 2001 Annual Meeting of Stockholders, the proposal must be received by our Corporate Secretary by January 1, 2000.

     To properly nominate a director or bring another proposal before the 2001 Annual Meeting of Stockholders, our bylaws require that stockholders send their nominations or proposals to us no less than 60 nor more than 90 days before the first anniversary date of the preceding year's annual meeting. Accordingly, stockholders who wish to nominate persons for election as directors or bring other proposals at the 2001 Annual Meeting must give notice of their intention to make a nomination in writing to the Corporate Secretary on or before April 22, 2001, but no sooner than March 23, 2001.

                             ADDITIONAL INFORMATION

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During 1999, the Board held seven meetings and acted on three occasions by unanimous consent. The Board of Directors has an Audit Committee that reviews the results and scope of the annual audit and other services provided by our independent public accountants. Warren H. Haber (Chairman), Michael R. Klein and John Simon are the members of this Committee. During 1999, the Committee met one time. The Board also has a Compensation Committee that makes recommendations concerning salaries and incentive compensation for our officers. The Board of Directors has designated the Compensation Committee as the administrator of the Company's 1998 Stock Incentive Plan. The members of the Compensation Committee are Warren H. Haber (Chairman), David Bonderman and Michael R. Klein. The Committee met one time in 1999 and acted on three occasions by unanimous written consent. The Board does not currently have a nominating committee. All directors attended at least 75% of the meetings of the Board and the Committees of which they were members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Bonderman and Haber are both non-employee directors, and Mr. Klein serves as the Chairman of the Board of the Company. During fiscal year 1999, none of the Company's executive officers served as a director or compensation committee member of any entity with an executive officer or director who served as a director or compensation committee member of the Company.

     In February 2000, Michael R. Klein, our Chairman, exercised warrants to acquire 45,450 shares of the Company's common stock at an exercise price of $8.10 per share, for a total transaction amount of $368,145. Incident to the exercise of the warrants, the Company withheld issuance of 10,156 shares, representing payment of the full exercise price of the warrants based on the $36.25 per share closing price of the common stock on the date of exercise. This resulted in a net issuance of 35,294 shares of common stock to Mr. Klein.

DIRECTOR COMPENSATION

     Automatic Option Grant. Upon stockholder approval of the amendments to the Plan, each non-employee director will receive an automatic annual grant of options to purchase 1,000 shares of common stock at an exercise price equal to the fair market value on the date of the grant. During 1999, each non-employee director received a grant of options to purchase 1,000 shares of common stock at an exercise price of $46.81 per share.

     Attendance Fees. Each non-employee director receives $2,500 for each meeting of the Board of Directors attended in person or by telephone and $500 (or $1,000 in the case of the Chairman of a committee) for each meeting of a committee of the Board of Directors attended in person or by telephone.

     Expenses. Each non-employee director is entitled to his or her expenses for attending each meeting of the Board of Directors and each meeting of any committee.

     Chairman. The Chairman of the Board of Directors receives $120,000 annually as compensation for additional services that he is required to perform in his role as chairman of the Company.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table lists our executive officers and key employees:

                                             YEARS
               NAME                  AGE   OF SERVICE                      POSITION
               ----                  ---   ----------                      --------
Andrew C. Florance*................  36        13       Chief Executive Officer, President and Director
Frank A. Carchedi*.................  42         3       Chief Financial Officer and Treasurer
David M. Schaffel*.................  39        11       Vice President of Product Development
John Place*........................  38         0       Executive Vice President
Fred A. Heitzman III*..............  50        11**     Senior Vice President
Robert J. Caulfield, Jr............  44         2       Vice President of Sales
Dean Violagis......................  33        10       Vice President of Research
Carla J. Garrett...................  32         1       General Counsel and Secretary
Craig Farrington...................  42        17**     Chief Operational Officer of Comps, Inc.
Gregory Benkert....................  44        11**     Vice President

---------------
 * Executive Officer.

** Includes years of service with acquired companies.

     Information about Mr. Florance appears above under "Item 1 -- Election of Directors." Information about each of the other individuals appears below.

     Frank A. Carchedi, our Chief Financial Officer and Treasurer, joined us in May 1997 from ITC Learning Corporation, a publicly held publisher and distributor of multi-media training products, where he had been Vice President, Treasurer and Chief Financial Officer since 1995. Prior to that, Mr. Carchedi was with Ernst & Young, LLP for ten years, most recently as a consultant in the firm's New York Merger and Acquisitions Group and its Entrepreneurial Services Group in Washington, D.C. He received a B.S. in accounting from Wake Forest University.

     David M. Schaffel, our Vice President of Product Development, has been with us since 1989. Mr. Schaffel is responsible for the design, development, and maintenance of our software services and products as well as any new services. From 1987 until joining us, Mr. Schaffel was president of Biscayne Technical Services, Inc., where he developed a logistics tracking application for the United States Air Force. Mr. Schaffel received a M.S. -- Operations Research/Statistics from the University of Miami and a B.S. in business from the University of Florida.

     John Place, our Executive Vice President, joined us in April 2000. Mr. Place oversees our national research operations for the Company and its subsidiaries. Prior to joining the Company, Mr. Place spent 13 years with Bloomberg L.P., most recently as the leader of Equity and Fixed Income Research and Data Collection. Mr. Place received a B.A. in political science from Hartwick College.

     Fred A. Heitzman III, Senior Vice President, joined us upon the acquisition of LeaseTrend, Inc. in January 1999, where he had served as President since he founded the company in 1988. Prior to that, he was the President of Ameristate, Inc., a real estate information company providing ownership and comparable sales information, which he founded in 1978. Mr. Heitzman is a member of the Cincinnati Real Estate Roundtable, REEAC, CEO Roundtable, and a director of Enerfab, Inc. Mr. Heitzman received a B.A. in economics from Denison University.

     Robert J. Caulfield, Jr., our Vice President of Sales, joined us in March 1998. Prior to joining the Company, Mr. Caulfield was Director of Sales and Business Manager of the Southeast District of Reuters America, Inc. from 1988 to 1998, where he managed a media sales unit. Prior to joining Reuters, he was a marketing manager of Southern California Technology Executives Network. Mr. Caulfield received a B.S. in marketing from Villanova University and his M.B.A. in international marketing from The George Washington University.

     Dean Violagis, our Vice President of Research, is responsible for our CoStar research department, of which he has been a manager since 1989. Mr. Violagis received a B.A. in real estate finance from the American University in Washington, D.C.

     Carla J. Garrett, our General Counsel and Secretary, joined us in June 1999. Prior to joining CoStar, Ms. Garrett was at Sullivan & Cromwell, a New York based law firm, where she had been a corporate and securities attorney since 1996. Prior to joining Sullivan & Cromwell, she was an associate with Wilson Sonsini Goodwrich & Rosati, a Palo Alto based law firm, where she practiced corporate law and advised technology companies. Ms. Garrett received a B.A. in mathematics from Vanderbuilt University and her J.D. from Stanford University.

     Craig Farrington, the Chief Operational Officer of our Comps, Inc. subsidiary, joined us upon the acquisition of COMPS.COM, Inc., in February of 2000, where he served as Vice President of Product Marketing and Development since September 1996. Prior to that, Mr. Farrington served as Vice President of the CallCOMPS division from January 1993 until August 1996 and held various other positions with COMPS.COM since 1983. Mr. Farrington received his B.A. in business and economics from Westmont College.

     Gregory Benkert, who serves as Vice President, joined us upon the acquisition of LeaseTrend, Inc. in January 1999, where he had been Vice President since 1991. Prior to that, he was Vice President and Chief Financial Officer of Ameristate, Inc. for five years, and prior to that an Audit Manager with Arthur Andersen & Co. Mr. Benkert is a Certified Public Accountant and received a B.A. and an M.B.A from Xavier University.

STOCK OWNERSHIP INFORMATION

     The following table provides certain information regarding the beneficial ownership of our common stock as of April 1, 2000 by:

     - our Chief Executive Officer and President and each of our four most highly compensated executive officers who earned more than $100,000 in salary and bonus in 1999 (who we refer to collectively in this proxy statement as the "named executive officers");

     - each of our directors;

     - each person we know to be the beneficial owner of more than 5% of the outstanding common stock; and

     - all of our executive officers and directors as a group.

                                                                 SHARES               PERCENTAGE OF
                  NAME AND ADDRESS(1)                     BENEFICIALLY OWNED(1)   OUTSTANDING SHARES(1)
                  -------------------                     ---------------------   ---------------------
Michael R. Klein(2).....................................        1,814,895                 11.8%
Andrew C. Florance(3)...................................          553,012                  3.5
Frank A. Carchedi(4)....................................           52,483                    *
David M. Schaffel(5)....................................           67,760                    *
Fred A. Heitzman III(6).................................          174,503                  1.1
Curtis M. Ricketts(7)...................................           79,323                    *
David Bonderman.........................................          446,370                  2.9
Warren H. Haber(8)......................................          130,513                    *
Josiah O. Low III.......................................               --                    *
John Simon(9)...........................................           68,914                    *
J. & W. Seligman & Co., Inc.(10)........................        1,089,200                  7.1
William C. Morris(10)...................................        1,089,200                  7.1
Standish, Ayer & Wood, Inc.(11).........................          709,600                  4.6
Capital Guardian Trust Company(12)......................        1,043,000                  6.8
All ten directors and executive officers as a
  group(13).............................................        3,387,773                 21.4

---------------
 (1) Unless otherwise noted, each listed person's address is c/o CoStar Group, Inc., 2 Bethesda Metro Center, Tenth Floor, Bethesda, Maryland 20814. Beneficial ownership, as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, includes sole or shared power to vote or direct the voting of, or to dispose or direct the disposition of, shares, as well as the right to acquire beneficial ownership within 60 days of April 1, 2000, through the exercise of an option or otherwise. Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and investment power with respect to the indicated shares of common stock. The use of * indicates ownership of less than 1%. As of April 1, 2000, the Company had 15,375,748 shares of common stock outstanding.

 (2) Includes 14,496 shares held in trust by Mr. Klein and his spouse for his nieces, for which Mr. Klein and his spouse share voting and dispositive power, and 14,496 shares held by another as trustee for Mr. Klein's children, for which Mr. Klein may be deemed to share voting and dispositive power. Mr. Klein disclaims beneficial ownership of these shares. See "Certain Relationships and Related Transactions."

 (3) Includes 316,854 shares issuable upon options exercisable within 60 days of April 1, 2000.

 (4) Includes 48,483 shares issuable upon options exercisable within 60 days of April 1, 2000.

 (5) Includes 42,333 shares issuable upon options exercisable within 60 days of April 1, 2000. Also includes 200 shares held by Mr. Schaffel's minor children.

 (6) Represents 174,503 shares held by the Heitzman Business Trust, of which Mr. Heitzman is the sole beneficiary.

 (7) Includes 43,003 shares issuable upon options exercisable within 60 days of April 1, 2000. Mr. Ricketts resigned from the Company effective April 14, 2000.

 (8) Includes 18,846 held by Mr. Haber's spouse and excludes 46,128 shares held by Mr. Haber's adult children for which Mr. Haber disclaims beneficial ownership.

 (9) Excludes 152,752 shares held by Allen & Company Incorporated (of which Mr. Simon is a Managing Director) and certain of its other officers and affiliates; Mr. Simon disclaims beneficial ownership of such shares. See "Certain Relationships and Related Transactions." Mr. Simon's address is c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022.

(10) According to Schedule 13G filed on February 10, 2000, J.&W. Seligman & Co., Inc. ("Seligman") and William C. Morris ("Morris") may share beneficial ownership of 1,089,200 shares of common stock of the Company. Based solely on this Schedule 13G, Seligman and Morris share voting power with respect to 994,070 of such shares and share dispositive power with respect to all 1,089,200 of such shares. The address of both Seligman and Morris is 100 Park Avenue, New York, NY 10017.

(11) According to a Schedule 13G filed on February 9, 2000, Standish, Ayer & Wood, Inc. ("Standish") beneficially owns 709,600 shares of common stock of the Company. Based solely on this Schedule 13G, Standish has sole power to vote and dispose of such shares, and Standish disclaims any beneficial interest in any of the shares. The address of Standish is One Financial Center, Boston, MA 02111-2690.

(12) According to a Schedule 13G filed on February 15, 2000, Capital Guardian Trust Company ("CGT") beneficially owns 1,043,000 shares of common stock of the Company. Based solely on this Schedule 13G, CGT has sole voting power with respect to 723,000 of such shares and has sole dispositive power with respect to all 1,043,000 of such shares. Further, based solely on this
     Schedule 13G, Capital Group International, Inc. ("CGI") is the parent holding company of CGT and may be deemed to beneficially own such shares, and both CGT and CGI disclaim any beneficial ownership of such shares. The address of both CGT and CGI is 11100 Santa Monica Blvd., Los Angeles, CA 90025.

(13) Includes 450,673 shares issuable upon options exercisable within 60 days of April 1, 2000.

EXECUTIVE COMPENSATION

     The following table provides the annual salary, bonuses, and all other compensation awards and payouts to our named executive officers for 1997 through 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                           ANNUAL COMPENSATION                 COMPENSATION AWARDS
                               --------------------------------------------   ---------------------
                               FISCAL                          OTHER ANNUAL   SECURITIES UNDERLYING    ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS     COMPENSATION          OPTIONS          COMPENSATION
 ---------------------------   ------   --------    --------   ------------   ---------------------   ------------
Andrew C. Florance...........   1999    $228,365    $175,000           --            150,000            $ 4,865(1)
  Chief Executive Officer       1998    $166,346          --           --             65,000            $ 2,309
  and President                 1997    $150,000    $100,000     $150,000(2)              --            $ 2,122
Frank A. Carchedi............   1999    $146,346    $101,000           --             20,000            $ 4,231(1)
  Chief Financial               1998    $117,096    $ 27,029           --             40,000            $   865
  Officer and Treasurer         1997    $ 70,654(3) $ 20,000           --             15,150                 --
David M. Schaffel............   1999    $149,360    $ 61,000           --             20,000            $ 6,472(1)
  Vice President of             1998    $136,871    $  3,044           --             40,000            $19,097
  Product Development           1997    $117,898    $  3,000           --                 --            $ 9,478
Fred A. Heitzman III.........   1999    $120,250    $ 45,000           --                 --            $ 5,550(1)
  Senior Vice President         1998          --          --           --            105,000                 --
                                1997          --          --           --                 --                 --
Curtis M. Ricketts...........   1999    $102,272    $ 42,250           --             20,000            $ 4,716(1)
  Senior Vice President(4)      1998    $104,362    $ 47,126           --             25,000            $ 2,108
                                1997    $ 83,077    $ 46,166           --                 --            $ 1,700

---------------
(1) Represents 401(k) contributions made by the Company.

(2) In 1997, we paid Mr. Florance additional compensation in the form of shares of a predecessor company valued at the equivalent of $4.62 per share for our common stock.

(3) Mr. Carchedi joined us as Chief Financial Officer in May 1997. On an annualized basis, his base salary was $110,000 per year in 1997.

(4) Mr. Ricketts was on leave from the Company for a portion of fiscal year 1999. On an annualized basis, Mr. Ricketts' salary was $130,000 per year in 1999. Mr. Ricketts resigned from the Company effective April 14, 2000.

EMPLOYMENT AGREEMENTS

     We have employment agreements with each of our named executive officers. With respect to Messrs. Florance, Carchedi, Ricketts and Schaffel, each of these agreements became effective as of January 1, 1998. With respect to Mr. Heitzman, his agreement became effective January 8, 1999. Each entitles the executive to a specified base salary, a bonus award up to a specified percentage of base compensation based upon achievement of performance objectives, and an award of stock options vesting over time. The executive also may participate in any insurance, medical, disability or pension plan generally made available to our senior executive officers.

     The agreements are for initial terms of two years (three in the case of Messrs. Florance and Heitzman) and are automatically renewable for successive one-year terms unless we or the executive terminate the agreement. Each agreement contains a covenant not to compete with us for the two years immediately following termination, but applicable law may limit the term or scope of this covenant. The agreements generally provide that, if we terminate the executive's employment without cause (which include "changes of control" of the Company under certain circumstances), the executive is entitled to his base salary for the greater of six months or whatever period remains under the agreement, to a prorated share of his bonus for the year in which termination occurred, and to the immediate vesting of all stock options due to vest within the following 12 months (or, with respect to Mr. Heitzman only, to the immediate vesting of the 105,000 options granted to him on December 14, 1998).

     The termination provisions of Mr. Florance's agreement differ in that they also apply if he terminates the agreement for good cause, in that his termination payments will be for the greater of 12 months or the remaining period under the agreement, in that he will receive a gross-up payment to cover any taxes assessed under Section 4999 of the Internal Revenue Code, and in that all of his unvested stock options will vest. The termination provisions of Mr. Heitzman's agreement also differ in that the Company may terminate Mr. Heitzman for failure to perform or insubordination, and if the Company does so, he shall only be entitled to the immediate vesting of the portion of his 105,000 options due to vest within 18 months of the date of termination.

     The following table gives specific economic terms of these agreements as of December 31, 1999.

                                                                                      MAXIMUM BONUS
                                                                                    AS A PERCENTAGE OF
                            NAME                              INITIAL BASE SALARY   BASE COMPENSATION
                            ----                              -------------------   ------------------
Andrew C. Florance..........................................       $250,000                100%
Frank A. Carchedi...........................................       $155,000                 75%
David M. Schaffel...........................................       $135,000                 50%
Fred A. Heitzman III........................................       $120,000                 75%
Curtis M. Ricketts..........................................       $130,000                 75%

OPTION GRANTS

     The following table provides certain information about grants of stock options to our named executive officers during 1999.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                               INDIVIDUAL GRANTS
                                     ----------------------------------------------------------------------
                                       NUMBER
                                         OF        PERCENT OF
                                     SECURITIES   TOTAL OPTIONS   EXERCISE
                                     UNDERLYING    GRANTED TO      OR BASE
                                       OPTION     EMPLOYEES IN      PRICE     EXPIRATION      GRANT DATE
               NAME                   GRANTED      FISCAL YEAR    ($/SHARE)      DATE      PRESENT VALUE(1)
               ----                  ----------   -------------   ---------   ----------   ----------------
Andrew C. Florance.................   150,000(2)      23.6%          $30       03/31/09       $3,357,000
Frank A. Carchedi..................    20,000(2)       3.1%          $30       03/31/09          447,600
David M. Schaffel..................    20,000(2)       3.1%          $30       03/31/09          447,600
Fred A. Heitzman III...............        --           --            --             --               --
Curtis M. Ricketts.................    20,000(2)       3.1%          $30       03/31/09          447,600

---------------
(1) The grant date present value is computed using the Black-Scholes option-pricing model with the following assumptions: expected volatility of 94%, dividend yield of 0%, risk-free interest rate of 5.7%, and expected life of 5 years. These assumptions are not a forecast of future stock price performance or volatility or of future dividend policy. There is no assurance that the value received by an executive will be at or near the value estimated by the Black-Scholes model. The actual value of options will depend on the market value of the Company's common stock on the dates upon which the options are exercised.

(2) The options were granted on April 1, 1999 and have an exercise price equal to the fair market value of the Company's common stock on the grant date. The options vest and become exercisable in three equal installments on each of April 1, 1999, April 1, 2000 and April 1, 2001.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides certain information regarding fiscal 1999 stock option exercises by, and unexercised options held as of December 31, 1999 by, the named executive officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND YEAR-END 1999 OPTION VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                            SHARES                         OPTIONS HELD             IN THE MONEY OPTIONS AT
                           ACQUIRED                    AT DECEMBER 31, 1999           FISCAL YEAR-END(1)
                              ON          VALUE     ---------------------------   ---------------------------
          NAME             EXERCISE      REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------    --------   -----------   -------------   -----------   -------------
Andrew C. Florance......        --             --     266,854        116,250      $7,054,678     $1,024,219
Frank A. Carchedi.......        --             --      46,766         28,384       1,166,643        507,702
David M. Schaffel.......        --             --      48,786         23,334       1,238,412        347,087
Fred A. Heitzman III....    52,500(2)    $898,613          --         52,500              --      1,424,063
Curtis M. Ricketts......     1,200(3)    $ 25,500      36,337         19,583         543,069        246,306

---------------
(1) Calculated based on the amount by which the fair market value of the underlying security (assumed to be equal to its year-end closing price of $35 7/8 per share) exceeds the option exercise price.

(2) On November 18, 1999, Mr. Heitzman exercised options to acquire 10,054 shares of common stock at $8.75 per share and sold those shares the same day for $22.75 per share. On November 19, 1999, Mr. Heitzman exercised options to acquire 16,196 shares of common stock at $8.75 per share and sold those shares the same day for $22.75 per share. On December 22, 1999, Mr. Heitzman exercised options to acquire 16,250 shares of common stock at $8.75 per share and sold those shares the same day for $28.32 per share. On December 30, 1999, Mr. Heitzman exercised options to acquire 10,000 shares of common stock at $8.75 per share and sold those shares the same day for $30.06 per share.

(3) Mr. Ricketts exercised options to acquire 1,200 shares of common stock at $9.00 per share on December 22, 1999. The value received is calculated based on the closing price of the common stock on December 22, 1999, which was $30.25 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Philosophy and Review

     The compensation philosophy of the Company is to provide a competitive total compensation package so that the Company can attract, retain, and motivate talented employees and executives. The Company also believes in maximizing value for stockholders by linking compensation to individual achievement of agreed goals as they relate to overall corporate performance. It also strives, as much as possible, to align the Company's human resource strategy with its high-growth business strategy.

     In determining compensation levels for 1998 and beyond, the Company commissioned a third-party consultant to perform a special study with respect to the base salary, total annual cash compensation, and long-term incentive compensation of similarly situated officers within its peer group. The peer group consists of companies that are in the specialized industry of electronic information technology, are high-growth companies, and are of a size comparable to the Company's. Implementation of the consultant's recommendations over time will result in compensation levels that are competitive with the Company's peers.

     The Company's Compensation Committee believes that compensation for the Company's executives should be competitive in order to encourage and reward superior performance.

  Elements of Executive Officer Compensation

     The Company's executive compensation consists primarily of base salary, health insurance and similar benefits, annual cash bonuses, and the award of stock options. The Company has employment agreements with the top tier of its executive officers. Each of these agreements entitles the executive to a specified base salary, a bonus award up to a specified percentage of base compensation based upon achievement of performance objectives, and a competitive award of stock options vesting over time. The compensation of executives covered by employment agreements is reviewed on an annual basis.

  Chief Executive Officer Compensation

     In establishing the salary and bonus for Mr. Florance, our Chief Executive Officer and President, the Committee relied on the strong belief that Mr. Florance, as Chief Executive Officer, significantly and directly influences the Company's overall performance. Accordingly, the Committee sought to achieve the following objectives: (i) establish a base salary competitive with that paid to other chief executive officers of high growth companies in the peer group; (ii) reward Mr. Florance for superior performance in connection with his contribution to the Company; and (iii) reward Mr. Florance for outstanding corporate performance by the Company for the fiscal year. Based on these factors, in 1999 the Committee set Mr. Florance's salary at $250,000 and paid Mr. Florance a bonus of $175,000. In addition, in 1999 Mr. Florance received an option to purchase 150,000 shares of the Company's common stock at an exercise price of $30.00 per share, the fair market value of the common stock on the date of grant. The Committee believes that granting options to Mr. Florance is important to align Mr. Florance's interest with the interests of the Company's stockholders.

  Base Salaries

     Salary levels of the Company's senior executives are reviewed annually, and may be adjusted to reflect a senior executive's individual responsibilities and performance as well as the Company's corporate performance. The Compensation Committee also considers salaries paid to executive officers of the peer group in determining base salary levels. Base salaries should be generally competitive with high growth companies in the peer group.

  Annual Incentive Programs

     The Compensation Committee administers an annual incentive plan for senior level executives, under which these executives may receive a cash bonus based on individual and corporate performance. The bonuses range from 0% to 100% of base salary. The Compensation Committee considers the annual incentive awards offered by members of the peer group in determining annual incentive award levels and would like annual incentive awards to be more than competitive for superior performance.

  Long-Term Incentive Plans

     The Compensation Committee believes that granting stock options to executive officers is critical to the Company's success. These awards play a vital role in attracting, retaining and rewarding executive officers of the Company. The Committee believes that options are also important in motivating executive officers to achieve the Company's goals.

     Each executive officer is eligible to receive stock options under the CoStar Group, Inc. 1998 Stock Incentive Plan. The Compensation Committee generally awards stock options to each executive officer when he or she joins the Company. Thereafter, the Compensation Committee, in its discretion, makes periodic grants to reward or retain executive officers and to provide incentives for future performance. Although executive officers may receive stock options based on the Corporation's financial performance, as well as on his or her individual performance, there is no established formula or criteria for grants under the Plan, and options may be granted on a subjective basis at intervals determined by the Compensation Committee.

  Employment Agreements

     The Company has employment agreements with the named executive officers that are currently employed by the Company -- Messrs. Florance, Carchedi, Schaffel and Heitzman -- and other of its senior officers. With respect to Messrs. Florance, Carchedi and Schaffel, each of these agreements became effective as of January 1, 1998. With respect to Mr. Heitzman, his agreement became effective as of January 8, 1999.

Each entitles the executive to a specified base salary, a bonus award up to a specified percentage of base compensation based upon achievement of performance objectives, and an award of stock options vesting over time. The executive also may participate in any insurance, medical, disability or pension plan generally made available to the Company's senior executive officers.

     The agreements are for initial terms of two years (three in the case of Messrs. Florance and Heitzman) and are automatically renewable for successive one-year terms unless the Company or the executive terminates the agreement. Each agreement contains a covenant not to compete with the Company for the two years immediately following termination, but applicable law may limit the term or scope of this covenant. The agreements generally provide that, if the Company terminates the executive's employment without cause (which include "changes of control" of the Company under certain circumstances), the executive is entitled to his base salary for the greater of six months or whatever period remains under the agreement, to a prorated share of his bonus for the year in which termination occurred, and to the immediate vesting of all stock options due to vest within the following 12 months (or, with respect to Mr. Heitzman only, to the immediate vesting of the 105,000 options granted to him on December 14,
1998).

     The termination provisions of Mr. Florance's agreement differ in that they also apply if he terminates the agreement for good cause, in that his termination payments will be for the greater of 12 months or the remaining period under the agreement, in that he will receive a gross-up payment to cover any taxes assessed under Section 4999 of the Internal Revenue Code, and in that all of his unvested stock options will vest. The termination provisions of Mr. Heitzman's agreement also differ in that the Company may terminate Mr. Heitzman for failure to perform or insubordination, and if the Company does so, he shall only be entitled to the immediate vesting of the portion of his 105,000 options due to vest within 18 months of the date of termination.

  Policy on Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code disallows the deduction of compensation by a company to its Chief Executive Officer and any of its four most highly compensated executive officers that is in excess of $1 million. Compensation that is considered "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the stockholders. The Compensation Committee will continue to monitor total compensation and, should the 162(m) limitation become an issue, take the measures that they deem appropriate.

                                          By the Compensation Committee
                                          of the Board of Directors.
                                          Warren H. Haber, Chairman
                                          David Bonderman
                                          Michael R. Klein

STOCK PRICE PERFORMANCE GRAPH

     The stock performance graph below shows how an initial investment of $100 in our common stock would have compared to:

     - An equal investment in the S&P 500 Index.

     - An equal investment in the S&P Computers (Software) Index.

     - An equal investment divided equally among the peer group formerly used by the Company (the "Former Peer Group"). The Former Peer Group consists of Factset Research System Incorporated, Forrester Research Incorporated, and ProBusiness Services Incorporated. Abacus Direct Corp., a company included in the Former Peer Group in the Company's 1999 Proxy Statement, was acquired in 1999 and no longer exists as a separate publicly traded corporate entity. For this reason, Abacus Direct Corp. has been removed from the Former Peer Group in connection with this year's stock performance graph. The Company has decided to switch from the Former Peer Group to the S&P Computers (Software) Index because the Company believes the S&P Computers (Software) Index provides a broader, more stable and more comprehensively representative group against which to compare the Company's stock performance.

     The comparison covers the period beginning July 1, 1998, the first day of public trading of our common stock, and ending on December 31, 1999, and assumes the reinvestment of any dividends. You should note that this performance is historical and is not necessarily indicative of future price performance.

                                                                                         S&P COMPUTERS
                                         COSTAR GROUP, INC.          S&P 500               (SOFTWARE)         FORMER PEER GROUP
                                         ------------------          -------             -------------        -----------------
7/1/98                                     $   100.00              $  100.00              $  100.00             $   100.00
12/31/98                                       137.41                 107.02                 119.54                 138.00
12/31/99                                       343.02                 131.10                 221.07                 161.90

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since January 1, 1999, some of our executive officers and directors have engaged in or had a direct or indirect interest in the following transactions with us in addition to those described above under "Compensation Committee Interlocks and Insider Participation."

     Josiah O. Low III is a managing director of Donaldson, Lufkin & Jenrette and is one of our directors. Donaldson, Lufkin & Jenrette served and received fees as one of the underwriters in our follow-on public offering in May 1999.

     John Simon is a managing director of Allen & Company Incorporated and is one of our directors. Allen & Company Incorporated served and received fees as one of the underwriters in our follow-on public offering in May 1999.

     Fred A. Heitzman III, who is one of our Senior Vice Presidents, was an officer, director, and beneficial stockholder of LeaseTrend, Inc., which merged, effective January 8, 1999, with a subsidiary we formed for that purpose. The total consideration we paid to LeaseTrend stockholders in connection with the merger was $4.5 million in cash and 566,671 shares of our common stock. Of this consideration, a trust of which Mr. Heitzman was the sole beneficiary received $1,684,074 in cash and 174,503 shares of our common stock. Effective December 31, 1999, LeaseTrend, Inc. merged with and into CoStar Realty Information, Inc., a wholly-owned subsidiary of the Company, and no longer exists as a separate corporate entity.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers, and anyone who owns more than 10% of our common stock, file with the Securities and Exchange Commission reports of initial ownership and reports of changes in ownership of our common stock, and to furnish us with copies of those reports. Based solely on a review of the reports furnished to us, we believe that during 1999, our directors, executive officers, and 10% stockholders complied with these requirements, except as follows: A report on Form 3 reporting the initial holdings of options to acquire our common stock held by Mr. Heitzman, who became one of our Senior Vice Presidents on January 8, 1999, was not timely filed with the SEC, as the required report was filed with the SEC on Form 5 on March 4, 1999. A report on Form 4 for January 1999 reporting the acquisition of shares of our common stock in connection with our acquisition of LeaseTrend, Inc. by a trust of which Mr. Heitzman is the sole beneficiary was not timely filed, as the required report was filed with the SEC on March 24, 1999. In addition, Messrs. Klein, Bonderman, Haber, Low and Simon, and Mr. Lanning Macfarland III (a former director of the Company), each did not timely report the acquisition of 1,666 shares of common stock on July 7, 1998 in connection with the Company's initial public offering. The required disclosure was made by each individual on a Form 4 for July 1999 and filed with the SEC on August 10, 1999.

OTHER INFORMATION

     We have included a copy of our Annual Report for the year ended December 31, 1999 with this Proxy Statement. YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO PAMELA S. SILBERMAN, VICE PRESIDENT OF INVESTOR AND PUBLIC RELATIONS, COSTAR GROUP, INC., 2 BETHESDA METRO CENTER, TENTH FLOOR, BETHESDA, MARYLAND 20814.

     This proxy is solicited on behalf of the Board of Directors. The Company will bear all expenses in connection with the Annual Meeting and this proxy solicitation. We have retained Innisfree M&A Incorporated to assist in distribution of these proxy materials and soliciting proxy voting instructions, at an estimated cost of $9,000 plus reasonable expenses. They may solicit proxies in person, by telephone, by mail, telegram, facsimile, or other electronic or other means, and will request that brokerage houses, banks, and other custodians forward proxy material to beneficial owners of our common stock. We will reimburse brokerage houses, banks, and other custodians for their reasonable expenses for forwarding these materials to beneficial owners. American Stock Transfer and Trust Company will act as proxy tabulator.

                                                                    APPENDIX A

PROXY                                                                    PROXY

                               COSTAR GROUP, INC.

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 21, 2000

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

       The undersigned stockholder of CoStar Group, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of 2000 Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2000, and the 1999 Annual Report, hereby revokes any proxy or proxies previously given and hereby appoints Michael R. Klein, Andrew C. Florance and Frank A. Carchedi, or any of them, with full power to each of substitution on behalf and in the name of the undersigned, as the proxies and attorneys-in-fact to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 2 Bethesda Metro Center, Bethesda, Maryland 20814, at 10:00 a.m. local time on Wednesday, June 21, 2000, and any adjournment or postponement thereof, with the same effect as if the undersigned were present and voting such shares, on the matters and in the manner set forth on the reverse side of this Proxy card.

       THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN THE ACCOMPANYING PROXY STATEMENT, "FOR" RATIFYING THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000, "FOR" APPROVING THE AMENDMENTS TO THE COMPANY'S 1998 STOCK INCENTIVE PLAN, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES AS TO OTHER MATTERS.

           (Continued and to be signed and dated on the reverse side.)

              PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
                       USING THE ENCLOSED RETURN ENVELOPE.

                         ANNUAL MEETING OF STOCKHOLDERS
                               COSTAR GROUP, INC.

                                  JUNE 21, 2000

               \/ Please Detach and Mail in the Envelope Provided \/

------------------------------------------------------------------------------
/X/  Please mark your
     votes as in this example.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                             EACH OF THE PROPOSALS.

(1)  Proposal to elect the following persons as directors of the Company.       NOMINEES:  Michael R. Klein
                                                                                           Andrew C. Florance
                                                                                           David Bonderman
   FOR ALL                            WITHHOLD ALL                                         Warren H. Haber
 /       /                          /       /                                              Josiah O. Low III
                                                                                           John Simon

FOR ALL (EXCEPT NOMINEE(S) WRITTEN BELOW)

-------------------------------------------------------------------------------

                                                                               FOR        AGAINST        ABSTAIN

(2)  Proposal to ratify the appointment of Ernst & Young LLP as the            /  /         /  /           /  /
     Company's independent public accountants for 2000.

(3)  Proposal to approve amendments to the Company's 1998                      /   /       /   /           /  /
     Stock Incentive Plan.

(4) To vote or otherwise represent the shares on any other business which may properly come before the meeting or any adjournment or postponement thereof, according to their discretion and in their discretion.

The shares represented by this proxy will be voted in accordance with the specification made. If no specification is made, the shares represented by this proxy will be voted FOR each of the above persons and proposals, and for or against such other matters as may properly come before the meeting as the proxyholders in their discretion deem advisable.

I PLAN TO ATTEND THE MEETING:       YES              NO
                                        -----           -----

PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE COMPLETE, SIGN, DATE AND RETURN EACH CARD.

Signature(s)                                                                              Dated:                , 2000
            -------------------     ------------------      ------------------------            ----------------
                                                            Title if appropriate

NOTE: Sign exactly as your name(s) appears on the stock certificate. A corporation should sign in its full corporate name by a duly authorized officer, with the office held designated. Executors, administrators, trustees and guardians should sign in their official capacity giving their full title as such. If stock is registered in more than one name, each person should sign. If a partnership or limited liability company, please sign in the partnership or limited liability company's name by an authorized person(s).

                                                                      APPENDIX B


                              COSTAR GROUP, INC.
                          1998 STOCK INCENTIVE PLAN
                                 (AS AMENDED)

PURPOSE                       CoStar Group, Inc., a Delaware corporation "CoStar" or the "Company"), wishes to recruit, reward, and retain employees and outside directors. To further these objectives, the Company hereby sets forth the CoStar Group, Inc. 1998 Stock Incentive Plan
                              (the "Plan") to provide options ("Options") or direct grants ("Stock Grants"
                              and, together with the Options, "Awards") to employees and outside directors with respect to shares of the Company's common stock (the "Common Stock"). The
                              Plan is effective as of the effective date (the "Effective Date") of the
                              Company's registration under Section 12 of the Securities Exchange Act of 1934
                              (the "Exchange Act") with respect to its initial public offering ("IPO").

PARTICIPANTS                  All Employees of CoStar and any Eligible Subsidiaries are eligible for Options and
                              Stock Grants under this Plan, as are the directors of CoStar and the Eligible
                              Subsidiaries who are not employees ("Eligible Directors").  Eligible employees and directors become "optionees" when the Administrator grants them an option under this Plan or "recipients" when they receive a direct grant of Common Stock.
                              (Optionees and recipients are referred to collectively as "participants." The term participant also includes, where appropriate, a person authorized to exercise an
                              Award in place of the original optionee.)  The Administrator may also grant Options or make Stock Grants to certain other service providers.

                              Employee means any person employed as a common law employee of the Company or an
                              Eligible Subsidiary.

ADMINISTRATOR                 The Administrator will be the Compensation Committee of the Board of Directors of COSTAR (the
                              "Compensation Committee"), unless the Board specifies another committee.  The Board may also act under the Plan as though it were the Compensation Committee.

                              The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan.  Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or

                              appropriate to carry out its functions.  The Administrator may delegate its functions
                              (other than those described in the GRANTING OF AWARDS section) to officers or employees of COSTAR.

                              The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award.  The Administrator may act through meetings of a majority of its members or by unanimous consent.

GRANTING OF                   Subject to the terms of the Plan, the Administrator will, in its sole
AWARDS                        discretion, determine


                                -   the participants who receive Awards,

                                -   the terms of such Awards,

                                -   the schedule for exercisability or nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria),

                                -   the time and conditions for expiration of the Award, and

                                -   the form of payment due upon exercise, if any.

                              The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

                              Options granted to employees may be nonqualified stock options ("NQSOs") or
                              "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal
                              Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute.  Options granted to Eligible Directors must be NQSOs.  The Administrator will not grant ISOs unless the stockholders have approved the Plan.

                              The Administrator may impose such conditions on or charge such price for the Stock
                              Grants as it deems appropriate.

          SUBSTITUTIONS       The Administrator may also grant Awards in substitution for options or other equity interests held by individuals (i) as a result of their employment by or services to
                              CoStar Group, L.P. or (ii) who become Employees of the Company or of an Eligible
                              Subsidiary as a result of the Company's acquiring or merging with the individual's employer or acquiring its assets.  If necessary


                              to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

DIRECTOR                      Each Eligible Director of the Company shall be entitled to receive at the first meeting
FORMULA                       of the Board of Directors immediately following each of the Company's Annual Meeting of Stockholders
OPTIONS                       an Option to purchase 1,000 shares of the Company's Common Stock at an exercise price equal to the
                              Fair Market Value (as defined below) on such date of grant.  Such Options shall vest in full on the first anniversary of the date of grant, provided that such Director is still a Director of the
                              Company.

DATE OF GRANT                 The Date of Grant will be the date as of which this Plan or the Administrator grants an Award to a participant, as specified in the Plan or in the Administrator's minutes.

EXERCISE PRICE                The Exercise Price is the value of the consideration that a participant must provide in exchange for one share of Common Stock.  The Administrator will determine the
                              Exercise Price under each Award and may set the Exercise Price without regard to the Exercise Price of any other Awards granted at the same or any other time.  The
                              Company may use the consideration it receives from the participant for general corporate purposes.

                              The Exercise Price per share for NQSOs may not be less than 100% of the Fair Market
                              Value of a share on the Date of Grant.  If an Option is intended to be an ISO, the
                              Exercise Price per share may not be less than 100% of the Fair Market Value (on the
                              Date of Grant) of a share of Common Stock covered by the Option; provided, however, that if the Administrator decides to grant an ISO to someone covered by Sections
                              422(b)(6) and 424(d) (as a more-than-10%-stock-owner), the Exercise Price of the
                              Option must be at least 110% of the Fair Market Value (on the Date of Grant).

                              The Administrator may satisfy any state law requirements regarding adequate consideration for Stock Grants by (i) issuing Common Stock held as treasury stock or (ii) charging the recipients at least the par value for the shares covered by the Stock Grant.  The Administrator may designate that a recipient may satisfy (ii)
                              either by direct payments or by the Administrator's withholding from other payments due to the recipient.

          FAIR MARKET         Fair Market Value of a share of Common Stock for purposes of the
          VALUE               Plan will be determined as follows:

                               -    if the Common Stock is traded on a national securities exchange, the closing sale price on that date;

                               -    if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc.
                                    Automated Quotation System ("Nasdaq") for such date;

                               -    if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or

                               -     if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

                              For any date that is not a trading day, the Fair Market Value of a share of Common
                              Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.

                              The Fair Market Value will be deemed equal to the IPO price for any Options granted as of the date on which the IPO's underwriters price the IPO.

EXERCISABILITY                The Administrator will determine the times and conditions for exercise of or purchase under each Award but may not extend the period for exercise beyond the tenth anniversary of its Date of Grant (or five years for ISOs granted to 10% owners covered by Code
                              Sections 422(b)(6) and 424(d)).

                              Awards will become exercisable at such times and in such manner as the
                              Administrator determines and the Award Agreement, if any, indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Award or at which restrictions on Stock Grants lapse.  For Stock Grants,
                              "exercise" refers to acceptance of the Award or lapse of restrictions, as appropriate in context.

                              If the Administrator does not specify otherwise, Options will become exercisable and restrictions on Stock Grants (other than the Director Formula Grants) will lapse as to one-third of the covered shares on each of the first, second, and third anniversaries of the Date of Grant.



                              No portion of an Award that is unexercisable at a participant's termination of employment will thereafter become exercisable, unless the Award Agreement provides otherwise, either initially or by amendment.


          CHANGE OF           Upon a Change of Control (as defined below), all Options held by
          CONTROL             current Employees and directors will become fully exercisable and all restrictions on Stock
                              Grants will lapse.  A Change of Control for this purpose means the occurrence, after the Company's IPO, of any one or more of the following events:

                               -        a person, entity, or group (other than the Company,  any Company subsidiary, any Company benefit plan, or any underwriter temporarily holding securities for an offering of such securities) acquires ownership of more than 80% of the undiluted total voting power of the Company's then-outstanding securities eligible to vote to elect members of the Board
                                        ("Company Voting Securities");

                               -        consummation of a merger or consolidation of the Company into any other entity
                                        -- unless the holders of the Company Voting Securities outstanding immediately before such consummation, together with any trustee or other fiduciary holding securities under a Company benefit plan, hold securities that represent immediately after such merger or consolidation at least 20% of the combined voting power of the then outstanding voting securities of either the Company or the other surviving entity or its parent; or

                               -        the stockholders of the Company approve (i) a plan of complete liquidation or dissolution of the Company or (ii) an agreement for the Company's sale or disposition of all or substantially all the Company's assets, and such liquidation, dissolution, sale, or disposition is consummated.

                              Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

                              The ADJUSTMENT UPON CHANGES IN CAPITAL STOCK provisions will also apply if the
                              Change of Control is a SUBSTANTIAL CORPORATE CHANGE (as defined in those provisions).

LIMITATION ON                 An Option granted to an employee will be an ISO only to the extent that
ISOs                          the aggregate Fair Market Value (determined at the Date of Grant) of the stock with respect to which ISOs are exercisable for the first time by the optionee during any calendar year (under the Plan and all other plans of the Company and its subsidiary corporations, within the meaning of Code Section 422(d)), does not exceed $100,000.
                              This limitation will be applied by taking Options into account in the order in which such Options were granted.  If, by design or operation, the Option exceeds this limit, the excess will be treated as an NQSO.

METHOD OF                     To exercise any exercisable portion of an Award, the participant must:
EXERCISE

                               -     Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;

                               -     Pay the full Exercise Price, if any, by cashier's or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment
                                     (which could include the use of Common Stock); and

                               -     Deliver to the Administrator such representations and documents as the
                                     Administrator, in its sole discretion, may consider necessary or advisable.

                              Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the
                              Company as the agent for the individual exercising the option and at the time of closing of the sale of the Common Stock issued upon exercise of the Option, the broker will tender to the Company cash or cash equivalents acceptable to the
                              Company and equal to the Exercise Price.

                              If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender.  Shares of stock offered as payment will be valued, for purposes of determining the extent to which the participant has paid the Exercise Price, at their Fair Market Value on the date of exercise.  The
                              Administrator may also, in its discretion, accept attestation of ownership of
                              Common Stock and issue a net number of shares upon Option exercise.


AWARD                         No one may exercise an Award more than ten years after its Date of
EXPIRATION                    Grant (or five years, for an ISO granted to a more-than-10% shareholder).  Unless the Award Agreement provides otherwise, either initially or by amendment, no one may exercise an Award after the first to occur of:

          EMPLOYMENT                The 90th day after the date of termination of employment (other
          TERMINATION               than for death or Disability), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement.
                                    Unless the Award Agreement provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor.  The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;

          DISABILITY                For disability, the earlier of (i) the first anniversary of the participant's termination of employment for disability and (ii) thirty (30) days after the participant no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or

          DEATH                     The date twelve months after the participant's death.

                              If exercise is permitted after termination of employment, the Award will nevertheless expire as of the date that the former service provider violates any covenant not to compete in effect between the Company and the former employee.  In addition, an optionee who exercises an Option more than 90 days after termination of employment with the Company and/or the Eligible Subsidiaries will only receive
                              ISO treatment to the extent permitted by law, and becoming or remaining an employee of another related company (that is not an Eligible Subsidiary) or an independent contractor to the Company will not prevent loss of ISO status as a result of the formal termination of employment.

                              Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this AWARD EXPIRATION section make an Award exercisable that has not otherwise become exercisable.

AWARD                         Option Agreements will set forth the terms of each Option and will
AGREEMENT                     include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable.  To the extent the agreement is inconsistent with the Plan, the Plan will govern.  The Option Agreements may contain special rules.  The Administrator may, but is not required to, issue agreements for Stock
                              Grants.


STOCK SUBJECT                 Except as adjusted below under CORPORATE CHANGES, the aggregate
TO PLAN                       number of shares of Common Stock that may be issued under the Awards (whether ISOs, NQSOs, or
                              Stock Grants) may not exceed 3,000,000 shares and the maximum number of shares that may be granted under Awards for a single individual in a calendar year may not exceed 400,000 shares.  (The individual maximum applies only to Awards first made under this Plan and not to Awards made in substitution of a prior employer's options or other incentives, except as Code Section 162(m) otherwise requires.) The
                              Common Stock will come from either authorized but unissued shares or from previously issued shares that the Company reacquires, including shares it purchases on the open market.  If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards (but will be counted against that calendar year's limit for a given individual).

                              No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

                              The participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise of the Award.

                              The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO                    During the participant's lifetime, only the participant or his duly
MAY EXERCISE                  appointed guardian or personal representative may exercise the Awards.  After his death, his personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award.  If someone other than the original recipient seeks to exercise any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise the Award.

ADJUSTMENTS                   Subject to any required action by the Company (which it shall
UPON CHANGES                  promptly take) or its stockholders, and subject to the provisions of
IN CAPITAL STOCK              applicable corporate law, if, after the Date of Grant of an Award,

                               -    the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or

                               -     some other increase or decrease in such Common Stock occurs without the
                                     Company's receiving consideration,

                              the Administrator may make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event.  (This adjustment does not apply to Common Stock that the optionee has already purchased nor to Stock
                              Grants that are already nonforfeitable, except to the extent of similar treatment for all stockholders.)  Unless the Administrator determines another method would be appropriate, any such adjustment to an Award will not change the total price with respect to shares of Common Stock underlying the unexercised portion of the Award but will include a corresponding proportionate adjustment in the Award's Exercise
                              Price.

                              The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

                              Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of
                              Common Stock subject to any Award or the Exercise Price except as this ADJUSTMENTS section specifically provides.  The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

          SUBSTANTIAL         Upon a Substantial Corporate Change, the Plan and any unexercised
          CORPORATE           Awards will terminate unless provision is made in writing in connection
          CHANGE              with such transaction for

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                               -    the assumption or continuation of outstanding Awards, or

                               -    the substitution for such options or grants of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.

                              Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, participants who are then Employees or directors of the Company will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of the Award, whether or not they had previously become exercisable.  However, unless the Board determines otherwise, the acceleration will not occur if it would render unavailable "pooling of interest"
                              accounting for any reorganization, merger, or consolidation of the Company.

                              A Substantial Corporate Change means the

                                   -  dissolution or liquidation of the Company,

                                   -  merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation,

                                   -  the sale of substantially all of the assets of the Company to another corporation, or

                                   -  any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity
                                      (other than any affiliate of the Company as defined in Rule 144(a)(1)
                                      under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.

SUBSIDIARY                    Employees of Company Subsidiaries will be entitled to participate in
EMPLOYEES                     the Plan, except as otherwise designated by the Board of Directors or the Committee.

                              Eligible Subsidiary means each of the Company's Subsidiaries, except as the Board otherwise specifies. For ISO grants, Subsidiary means any corporation

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                              (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an ISO is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  For NQSOs, the Board or the
                              Committee can use a different definition of Subsidiary in its discretion.

LEGAL                         The Company will not issue any shares of Common Stock under an
COMPLIANCE                    Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met.  To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares.  No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws.

                              The Plan is intended to conform to the extent necessary with all provisions of the
                              Securities Act of 1933 ("Securities Act") and the Exchange Act and all regulations and rules the Securities and Exchange Commission issues under those laws.
                              Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations.  To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.

PURCHASE FOR                  Unless a registration statement under the Securities Act covers the
INVESTMENT                    shares of Common Stock a participant receives upon exercise of his
AND OTHER                     Award, the Administrator may require, at the time of such exercise or
RESTRICTIONS                  receipt of a grant, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act.  Unless the shares are registered under the Securities Act, the participant must acknowledge:

                                   -    that the shares purchased on exercise of the Award are not so registered,

                                   -    that the participant may not sell or otherwise transfer the shares unless

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                                             -    the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or

                                             -    counsel satisfactory to the Company has issued an opinion
                                                  satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities
                                                  Act, and

                                             -    such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

                              Additionally, the Common Stock, when issued upon the exercise of an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

                              The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.

TAX WITHHOLDING               The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates upon the exercise of an Award.  The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages.  If the Company does not or cannot withhold from other compensation, the participant must pay the
                              Company, with a cashier's check or certified check, the full amounts required by withholding.  Payment of withholding obligations is due before the Company issues shares with respect to the Award. If the Committee so determines, the participant may instead satisfy the withholding obligations by directing the Company to retain shares from the Award exercise, by tendering previously owned shares, or by attesting to his ownership of shares (with the distribution of net shares).

TRANSFERS,                    Unless the Administrator otherwise approves in advance in writing, an
ASSIGNMENTS,                  Award may not be assigned, pledged, or otherwise transferred in any
AND PLEDGES                   way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution.  If Rule 16b-3 then applies to an Award, the participant may not transfer or pledge shares of
                              Common Stock acquired under a Stock Grant or

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                              upon exercise of an Option until at least six (6) months have elapsed from
                              (but excluding) the Date of Grant, unless
                              the Administrator approves otherwise in advance in writing.

AMENDMENT OR                  The Board may amend, suspend, or terminate the Plan at any time,
TERMINATION                   without the consent of the participants or their beneficiaries; provided,
OF PLAN AND                   however, that no amendment will deprive any participant or beneficiary
OPTIONS                       of any previously declared Award.  Except as required by law or by the CORPORATE CHANGES section, the Administrator may not, without the participant's or beneficiary's consent, modify the terms and conditions of an Award so as to adversely affect the participant.  No amendment, suspension, or termination of the Plan will, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Awards.

PRIVILEGES OF                 No participant and no beneficiary or other person claiming under or
STOCK OWNERSHIP               through such participant will have any right, title, or interest in or to any shares of Common
                              Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such participant.

EFFECT ON                     Whether exercising or receiving an Award causes the participant to
OTHER PLANS                   accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON                Notwithstanding any other provisions of the Plan, no individual
LIABILITY                     acting as a director, employee, or agent of the Company shall be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity.  The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.

NO EMPLOYMENT                 Nothing contained in this Plan constitutes an employment contract
CONTRACT                      between the Company and the participants.  The Plan does not give any participant any right to be retained in the Company's employ, nor does it

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                              enlarge or diminish the Company's right to terminate the participant's employment.

APPLICABLE LAW                The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.

DURATION OF PLAN              Unless the Board extends the Plan's term, the Administrator may not grant Awards after May 8,
                              2008.  The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

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